Exhibit 5

RICHARD J. LASHLEY
2 TRINITY PLACE
WARREN, NJ 07059

August 17, 2011

Via E-Mail, Mail (Certified Return Receipt Requested) and Overnight Delivery

Ms. Pamela F. Russo
Corporate Secretary
HF Financial Corp.
225 South Main Avenue
Sioux Falls, South Dakota 57104

Re:           Notice of Intent to Nominate Directors and Submit Nominees for Election

Dear Ms. Russo:

This letter constitutes a notice of intent by Richard J. Lashley to nominate two persons for election as directors of HF Financial Corp. (the “Company”) at the 2011 Annual Meeting of Shareholders of the Company, and to submit his nominees for election at such Annual Meeting.  This notice is being provided to you pursuant to Section 6 of Article I of the Company’s Amended and Restated Bylaws.  Mr. Lashley owns of record 500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Mr. Lashley also beneficially owns an additional 571,752 shares of the Common Stock.  By the fact of Mr. Lashley’s submission of this notice of intent to nominate and submit his nominees for election, it is his understanding the Company will now generally be obligated under the federal securities laws to file a preliminary proxy statement and form of proxy with the United States Securities and Exchange Commission to allow the Commission to review and comment on such proxy materials.

Mr. Lashley hereby notifies the Company pursuant to Section 6 of Article I of the Company’s Amended and Restated Bylaws that he intends to nominate Mr. John W. Palmer and Mr. Kevin V. Schieffer for election to the Board of Directors of the Company at the 2011 Annual Meeting of Shareholders of the Company.  Enclosed is the written consent of each of Mr. Palmer and Mr. Schieffer to be named in the proxy statement of the PL Capital Group (as defined below) and to serve as a director of the Company if elected.  Mr. Lashley represents (1) that he is a holder of record of Common Stock entitled to vote at the 2011 Annual Meeting of Shareholders and intends to appear (or will direct a qualified representative of the stockholder to appear) in person or by proxy at such meeting to nominate Mr. Palmer and Mr. Schieffer; and (2) that he and the proposed nominees are part of the PL Capital Group and the PL Capital Group intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominees.

Set forth below is information about the proposed nominees and the nominator, including the information required by Section 6 of Article I of the Company’s Amended and Restated Bylaws.  The information set forth below responds fully to all of the requirements of Section 6 of Article I of the Company’s Amended and Restated Bylaws.  Except as otherwise set forth herein, neither Mr. Palmer or Mr. Schieffer, nor any of their associates, including, without limitation, their immediate family sharing the same household, has interests (as described in Section 6(a)(iii)(C)(2)(b)-(g) of Article I of the Company’s Amended and Restated Bylaws) in securities of the Company or its affiliates and subsidiaries.  Mr. Lashley believes that each nominee will qualify as an independent director as defined in the NASDAQ Marketplace Rules and in Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, based on information provided by the proposed nominees, or otherwise known to Mr. Lashley, each nominee meets the minimum requirements set forth for the Company’s directors in Article SIXTH, Paragraph E of the Company’s Restated Certificate of Incorporation.

 (1)           As to proposed nominees:

A.           Name, Age, Business Address and Residence Address

Name	Age	Business Address	Residence Address
John W. Palmer	51	PL Capital, LLC 20 East Jefferson Avenue Suite 22 Naperville, IL 60540	4216 Richwood Court Naperville, IL 60564
Kevin V. Schieffer	53	Schieffer Consulting, Inc. 1601 E. 16th Street Suite 300 Sioux Falls, SD 57108	5704 Prairie View Court Sioux Falls, SD 57108

B.           Principal Occupation or Employment and Qualifications

The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director is set forth below.

John W. Palmer:
Since January, 1996, Mr. Palmer has been a principal, co-owner and managing member of PL Capital, LLC, and is engaged in the investment management business.  PL Capital, LLC is a member of the PL Capital Group. Prior to forming PL Capital, LLC, Mr. Palmer worked at KPMG Peat Marwick from 1983 to 1996.  Mr. Palmer is a former Certified Public Accountant (Illinois and Michigan).

Kevin V. Schieffer:
Since 2008, a self-employed investor.  From 1996 to 2008, Mr. Schieffer served as the President and Chief Executive Officer of Cedar American Rail Holdings, Inc. (and Dakota, Minnesota & Eastern Railroad Corporation and Iowa, Chicago & Eastern Railroad Corporation).

As noted above, Mr. Palmer is a former Certified Public Accountant (CPA) and the co-founder of PL Capital, LLC, an investment firm specializing in the banking industry.  PL Capital and its affiliates focus on investments in publicly traded banks and thrifts with market capitalizations generally ranging from $20 million to $5 billion.  Prior to co-founding PL Capital in 1996, Mr. Palmer was employed by KPMG, an international public accounting firm, from 1983 to 1996.  While at KPMG, Mr. Palmer specialized in providing professional auditing and financial advisory services to commercial banks, thrifts, mortgage banks, consumer finance companies and discount brokerages, serving public and privately held clients ranging in asset size from $25 million to $25 billion.  He has advised numerous banking organizations in strategic decisions regarding capital management, merger and acquisition alternatives and opportunities to enhance or expand existing lines of business.  In his various capacities at KPMG, Mr. Palmer developed expertise in financial industry mergers and acquisitions, thrift mutual to stock conversions, valuation, capital management, restructurings, strategic planning and asset purchases and divestitures.  He has also served on a number of boards of directors of publicly traded banks and thrifts.  Mr. Palmer’s extensive financial and accounting background, combined with his extensive knowledge of the banking industry, qualify him to serve on the Company’s board of directors.  Specifically, his extensive experience with, and understanding of, financial and accounting issues will allow him to provide the board with valuable recommendations and ideas.  In addition, Mr. Palmer’s extensive knowledge of the banking industry makes him a valuable source of information, and will allow him to provide useful insight and advice.

As noted above, Mr. Schieffer is currently a self-employed investor.  Prior to 2008, Mr. Schieffer served as the President and Chief Executive Officer of Cedar American Rail Holdings, Inc. (and Dakota, Minnesota & Eastern Railroad Corporation and Iowa, Chicago & Eastern Railroad Corporation).  He is also trained as an attorney, and has served in a number of legal capacities, including serving as a United States Attorney and managing partner of a law firm.  Mr. Schieffer’s deep financial understanding and legal background qualify him to serve on the Company’s board of directors.  Specifically, his extensive experience as an executive officer and businessman has honed his understanding of financial statements and the varied issues that confront businesses, which will make him a valuable source of knowledge for the Board of Directors.  In addition, Mr. Schieffer’s training and experience as an attorney will allow him to efficiently and effectively address and understand the complex regulatory issues that confront the Company, which will allow him to provide the board with valuable recommendations and ideas.

C.           Shares Owned Either Beneficially or Of Record

Name of Nominee	Class	Amount

John W. Palmer	Common	567,852*

Kevin V. Schieffer	Common	116,365**

*
Includes 100 shares owned by Mr. Palmer in street name.  The remainder of the above shares are owned beneficially, by virtue of Messrs. Palmer’s membership in the PL Capital Group and the PL Capital Defined Benefit Plan.

**	All of the above shares are owned beneficially through the Kevin V. Schieffer Grantor Retained Annuity Trust

D.           Interest of Certain Persons in Matters to be Acted Upon

Except as otherwise set forth herein, neither Mr. Palmer nor Mr. Schieffer is, nor has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as otherwise set forth herein, neither Mr. Palmer nor any of his associates, including, without limitation, his immediate family sharing the same household, has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Except as otherwise set forth herein, neither Mr. Schieffer nor any of his associates, including, without limitation, his immediate family sharing the same household, has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

E.           Other Information

Directorships of Other Publicly Owned Companies

Mr. Palmer is presently serving as a director of CFS Bancorp, Inc. of Munster, Indiana.  He is not serving on any other corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act, or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Schieffer is not presently serving as a director of any corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of

1934, as amended, or subject to the requirements of Section 15(d) of such Act, or any company registered as an investment company under the Investment Company Act of 1940.

Material Proceedings Adverse to the Company

To Mr. Palmer’s knowledge, there are no material proceedings to which Mr. Palmer, or any of his associates, including, without limitation, his immediate family sharing the same household, is a party adverse to the Company or any of its subsidiaries, and neither Mr. Palmer nor any of his associates, including, without limitation, his immediate family sharing the same household, has a material interest adverse to the Company or any of its subsidiaries.

To Mr. Schieffer’s knowledge, there are no material proceedings to which Mr. Schieffer, or any of his associates, including, without limitation, his immediate family sharing the same household, is a party adverse to the Company or any of its subsidiaries, and neither Mr. Schieffer nor any of his associates, including, without limitation, his immediate family sharing the same household, has a material interest adverse to the Company or any of its subsidiaries.

Transactions In Stock of the Company

The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Palmer, Mr. Schieffer and members of the PL Capital Group.

Financial Edge Fund, LP

Transaction Date	Number of Shares (Sold) Purchased
11/20/2009	56,000
12/17/2009	(100)
12/30/2009	200
12/31/2009	200
8/31/2010	200
3/3/2011	9,699
3/7/2011	100
3/10/2011	794
3/11/2011	121
3/14/2011	1,945
3/21/2011	19
3/28/2011	200
4/15/2011	8
4/18/2011	2,500
4/21/2011	103
4/26/2011	5,397
4/27/2011	9
4/28/2011	9,000
5/2/2011	1,590
5/3/2011	1,500
5/4/2011	20
5/6/2011	500

5/11/2011	3,900
5/13/2011	300
5/17/2011	3,000
5/18/2011	11,280
5/19/2011	3,000
5/20/2011	4,618
5/26/2011	2,000
5/27/2011	1,500
6/1/2011	5,890
6/8/2011	924
6/9/2011	100
6/10/2011	100
6/14/2011	1,500
7/8/2011	479
7/25/2011	1,552
7/28/2011	300
7/29/2011	2,100
8/1/2011	508
8/3/2011	3,310

Financial Edge Strategic Fund, LP

Transaction Date	Number of Shares (Sold) Purchased
11/20/2009	22,000
12/30/2009	100
12/31/2009	100
3/1/2010	(200)
3/2/2010	(34,800)
4/28/2011	1,250
5/2/2011	1,100
5/3/2011	300
5/6/2011	225

Goodbody/PL Capital, LP

Transaction Date	Number of Shares (Sold) Purchased
11/20/2009	22,000
12/30/2009	100
12/31/2009	100
3/3/2011	5,000
4/18/2011	1,000
4/28/2011	3,500
5/2/2011	1,250
5/3/2011	1,000
5/5/2011	233
5/6/2011	200
5/17/2011	1,500
5/19/2011	1,521
5/26/2011	1,065
5/27/2011	1,646
5/31/2011	31
6/13/2011	388
6/14/2011	1,300
6/15/2011	2,104
7/19/2011	2,000

PL Capital/Focused Fund, LP

Transaction Date	Number of Shares (Sold) Purchased
11/20/2009	50,000
12/30/2009	100
12/31/2009	200
4/18/2011	1,000
4/28/2011	2,343
5/2/2011	1,250
5/3/2011	500
5/10/2011	767
5/17/2011	1,684
5/26/2011	1,000

John W. Palmer

Transaction Date	Number of Shares (Sold) Purchased
8/16/2011	100

Richard & Beth Lashley

Transaction Date	Number of Shares (Sold) Purchased
11/20/2009	2,000

Richard Lashley

Transaction Date	Number of Shares (Sold) Purchased
n/a	n/a

Robin Lashley

Transaction Date	Number of Shares (Sold) Purchased
10/2/2009	993
10/5/2009	7
11/20/2009	1,000

PL Capital Defined Benefit Pension Plan

Transaction Date	Number of Shares (Sold) Purchased
12/1/2009	10,000

Kevin V Schieffer Grantor Retained Annuity Trust

Transaction Date	Number of Shares (Sold) Purchased
8/18/2009	2,000
9/24/2009	1,400
9/25/2009	2,000
9/28/2009	2,000
9/29/2009	600
9/30/2009	900
10/7/2009	1,500
10/8/2009	1,500
10/19/2009	1,000
10/22/2009	1,000
10/28/2009	1,500
10/29/2009	1,000
11/2/2009	3,000
11/6/2009	1,000
11/10/2009	1,000
11/12/2009	500

Certain funds expended to date in the foregoing transactions by members of the PL Capital Group were provided, from time to time, in part by margin account loans from BNP Paribas Prime Brokerage, Inc. (“BNP Paribas”) extended in the ordinary course of business.  All purchases of Common Stock made using funds borrowed from BNP Paribas were made in margin transactions on that firm’s usual terms and conditions.  All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans generally bear interest at a rate based upon the federal funds rate plus an applicable margin.  Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  As of the date of this letter, no member of the PL Capital Group has margin loans outstanding except for Financial Edge Fund, L.P., Financial Edge Strategic Fund, L.P.,  Goodbody/PL Capital, L.P.  and PL Capital/Focused Fund, L.P.

Arrangements or Understandings with Other Persons

Mr. Palmer has agreements with the limited partnerships and companies managed and advised by PL Capital, LLC, Goodbody/PL Capital, LLC and PL Capital Advisors, LLC, whereby Mr. Palmer is indemnified by the limited partnerships and companies for any liabilities he may incur in connection with his duties, including PL Capital Group’s intended solicitation of proxies for use at the 2011 Annual Meeting of Shareholders of the Company.  Those limited partnerships and companies will also reimburse Mr. Palmer for any expenses that he reasonably incurs in connection with the PL Capital Group’s intended solicitation of proxies for use at the 2011 Annual Meeting of Shareholders of the Company.  To Mr. Palmer’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.

With respect to the following members of the PL Capital Group, the Financial Edge Fund, L.P., the Financial Edge-Strategic Fund, L.P. and the PL Capital/Focused Fund, L.P., PL Capital, LLC is entitled to an allocation of a portion of profits, if any.  With respect to the following members of the PL Capital Group, the Financial Edge Fund, L.P., the Financial Edge-Strategic Fund, L.P., Goodbody/PL Capital, L.P.  and the PL Capital/Focused Fund, L.P., PL Capital Advisors, LLC is entitled to a management fee based upon a percentage of total capital.  With respect to Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC is entitled to an allocation of a portion of profits, if any.

Mr. Schieffer has agreements with the limited partnerships and companies managed and advised by PL Capital, LLC, Goodbody/PL Capital, LLC and PL Capital Advisors, LLC, whereby Mr. Schieffer is indemnified by the limited partnerships and companies for any liabilities he may incur in connection with PL Capital Group’s intended solicitation of proxies for use at the 2011 Annual Meeting of Shareholders of the Company.  Those limited partnerships and companies will also reimburse Mr. Schieffer for any expenses that he reasonably incurs in connection with the PL Capital Group’s intended solicitation of proxies for use at the 2011 Annual Meeting of Shareholders of the Company.  To Mr. Schieffer’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.

As of the date of this letter, no member of the PL Capital Group has retained any person to make solicitations or recommendations to shareholders for the purpose of assisting in the election of each of Mr. Palmer and Mr. Schieffer as a director.  However, it is anticipated that the PL Capital Group will engage a proxy solicitor in connection with soliciting proxies.

Absence of any Family Relationships

Neither Mr. Palmer nor Mr. Schieffer has any family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings

To the knowledge of Mr. Palmer, and based on information in his possession, during the past ten years:

a.      No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Palmer, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Palmer.  In addition, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer.

b.      Mr. Palmer has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.      Mr. Palmer has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.      Mr. Palmer has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or his right to be associated with persons engaged in any such activity.

e.      Mr. Palmer has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (“SEC”) or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

f.      Mr. Palmer has not been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (A) any federal or state securities or commodities law or regulation; (B) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (C) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

g.      Mr. Palmer has not been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To the knowledge of Mr. Schieffer, and based on information in his possession, during the past ten years:

a.      No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Schieffer, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Schieffer.  In addition, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer.

b.      Mr. Schieffer has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.      Mr. Schieffer has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.      Mr. Schieffer has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or his right to be associated with persons engaged in any such activity.

e.      Mr. Schieffer has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (“SEC”) or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

f.      Mr. Schieffer has not been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (A) any federal or state securities or commodities law or regulation; (B) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (C) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

g.      Mr. Schieffer has not been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Absence of Certain Transactions

To the best knowledge of Mr. Palmer, and based on information in his possession, since the beginning of the Company’s last fiscal year, neither Mr. Palmer nor any member of his immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither Mr. Palmer nor any member of his immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

To the best knowledge of Mr. Schieffer, and based on information in his possession, since the beginning of the Company’s last fiscal year, neither Mr. Schieffer nor any member of his immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither Mr. Schieffer nor any member of his immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

Except as otherwise set forth herein, there are no, and have not been during the past three years any, direct or indirect compensation or other material monetary agreements, arrangements or understandings, or any other material relationships, between or among the nominator and the proposed nominees, or their respective affiliates and associates.

Section 16 Compliance

Mr. Palmer is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

Mr. Schieffer is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

(2)           As to the Nominator:

A.           Name and Record Address

Richard J. Lashley
2 Trinity Place
Warren, NJ  07059

Mr. Lashley is a member of the “PL Capital Group,” which currently consists of the following persons and entities:

•	Financial Edge Fund, L.P., a Delaware limited partnership (“Financial Edge Fund”).

•	Financial Edge-Strategic Fund, L.P., a Delaware limited partnership (“Financial Edge Strategic”).

•	PL Capital/Focused Fund, L.P., a Delaware limited partnership (“Focused Fund”).

•	PL Capital, LLC, a Delaware limited liability company and General Partner of Financial Edge Fund, Financial Edge Strategic and Focused Fund (“PL Capital”).

•	Goodbody/PL Capital, L.P., a Delaware limited partnership (“Goodbody/PL LP”).

•	Goodbody/PL Capital, LLC, a Delaware limited liability company and General Partner of Goodbody/PL LP (“Goodbody/PL LLC”).

•	PL Capital Advisors, LLC, a Delaware limited liability company and the investment advisor to Financial Edge Fund, Financial Edge Strategic, Goodbody/PL LP and Focused Fund (“PL Capital Advisors”).

•	Beth R. Lashley jointly with her spouse, Richard J. Lashley.

•
John W. Palmer and Richard J. Lashley, Managing Members of PL Capital, PL Capital Advisors and Goodbody/PL LLC and beneficiaries of the PL Capital Defined Benefit Pension Plan (“PL Capital Pension Plan”).

•	PL Capital Pension Plan, a pension plan for PL Capital and its managing members Messrs. Palmer and Lashley.

•	Richard J. Lashley as an individual and jointly with his spouse, Beth R. Lashley; and as holder of certain discretionary authority over an account held by Dr. Robin Lashley, his sister.

•	Dr. Robin Lashley as an individual.

The business address of Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital, PL Capital Advisors, Goodbody/PL LP, Goodbody/PL LLC, PL Capital Pension Plan, Mr. Palmer, Mr. Lashley, Mrs. Lashley and Dr. Robin Lashley is:  c/o PL Capital, 20 East Jefferson Avenue, Suite 22, Naperville, Illinois 60540.  Each of Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital, PL Capital Advisors, Goodbody/PL LP and Goodbody/PL LLC are engaged in various interests, including investments.  Beth Lashley is a former CPA who is retired.  Dr. Robin Lashley is a college professor at Kent State University.

No other stockholder other than members of the PL Capital Group is known to Mr. Lashley to be supporting either Mr. Palmer or Mr. Schieffer as a nominee.

With respect to the following members of the PL Capital Group, Financial Edge Fund, Financial Edge Strategic and Focused Fund, PL Capital is entitled to an allocation of a portion of profits, if any.  With respect to the following members of the PL Capital Group, Financial Edge Fund, Financial Edge Strategic, Goodbody/PL LP and Focused Fund, PL Capital Advisors is entitled to a management fee based upon a percentage of total capital.  With respect to Goodbody/PL LP, Goodbody/PL LLC is entitled to an allocation of a portion of profits, if any.

B.           Record and Beneficial Ownership

Mr. Lashley is the record owner of 500 shares of Common Stock and the beneficial owner of 2,000 shares held jointly with his spouse Beth Lashley.  As a member of the PL Capital Group, Mr. Lashley may be deemed to beneficially own an additional 569,752 shares of Common Stock.  See Appendix A for the beneficial ownership of the members of the PL Capital Group and Mr. Schieffer.

* * *

If the Company believes that this notice is incomplete or otherwise deficient in any respect, please contact me immediately so that I may promptly address any alleged deficiencies.

Very truly yours, /s/ Richard J. Lashley Richard J. Lashley

Appendix A

Name and Address	Shares Held Beneficially	Percent of Class	Shares Held By Non-Participant Associates
Richard Lashley 2 Trinity Place Warren, NJ 07059	572,252 (1)	8.2%	0
John W. Palmer 4216 Richwood Court Naperville, IL 60540	567,852 (2)	8.1%	0
Kevin V. Schieffer Grantor Retained Annuity Trust 5704 Prairie View Court Sioux Falls, SD 57108	116,365	1.7%	0
Beth Lashley 2 Trinity Place Warren, NJ 07059	2,000	<0.1%	0
PL Capital, LLC 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	529,905	7.6%	0
PL Capital Advisors, LLC 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	556,095	8.0%	0
Financial Edge Fund, LP 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	255,316	3.7%	0
Financial Edge-Strategic Fund, LP 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	93,588	1.3%	0
PL Capital/Focused Fund, LP 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	169,344	2.4%	0
Goodbody/PL Capital, LLC 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	37,847	0.5%	0
Goodbody/PL Capital, LP 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	37,847	0.5%	0
PL Capital Defined Benefit Pension Plan 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	11,657	0.2%	0
Robin Lashley 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	2,000	<0.1%	0
(1)	Includes 500 shares held by Mr. Lashley of record and 2,000 shares held jointly with his spouse Beth Lashley in street name.

(2)	Includes 100 shares held by Mr. Palmer in street name.

CONSENT OF PROPOSED NOMINEE

I, John W. Palmer, hereby consent to be named in the proxy statement of the PL Capital Group to be used in connection with its solicitation of proxies from the shareholders of HF Financial Corp. for use in voting at the 2011 Annual Meeting of Shareholders of HF Financial Corp. and I hereby consent and agree to serve a director of HF Financial Corp. if elected at such Annual Meeting.

/s/ John W. Palmer
John W. Palmer

Dated:  August 16, 2011

CONSENT OF PROPOSED NOMINEE

I, Kevin V. Schieffer, hereby consent to be named in the proxy statement of the PL Capital Group to be used in connection with its solicitation of proxies from the shareholders of HF Financial Corp. for use in voting at the 2011 Annual Meeting of Shareholders of HF Financial Corp. and I hereby consent and agree to serve a director of HF Financial Corp. if elected at such Annual Meeting.

/s/ Kevin V. Schieffer
Kevin V. Schieffer

Dated:  August 16, 2011

HF FINANCIAL CORP.

REPRESENTATION AND AGREEMENT

THIS REPRESENTATION AND AGREEMENT (this "Agreement") is entered into this 16th day of August, 2011, by John W Palmer, a resident of the State of Illinois ("Candidate").

RECITALS

A.           The Candidate has been named by Richard Lashley as a potential nominee for election to the board of directors of HF Financial Corp. (the “Company”).

B.           Under Section 6(c)(iv) of the Company’s Amended and Restated Bylaws, the Candidate must, among other requirements, deliver this written representation and agreement to be considered as a candidate for election to the Company’s board of directors.

REPRESENTATIONS OF THE CANDIDATE

The Candidate hereby represents the following:

1.
The Candidate is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Candidate, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in writing, or any Voting Commitment that could limit or interfere with such Candidate’s ability to comply, if elected as a director of the Corporation, with such Candidate’s fiduciary duties under applicable law.

2.
The Candidate is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed herein.

3.	The Candidate will comply with any stock ownership guidelines that may be in effect for Company directors from time to time.

4.
In such Candidate’s individual capacity and on behalf of any person or entity on whose behalf the director nomination is being made, the Candidate would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.

5.	Any disclosures required to be made pursuant to this Agreement are attached hereto.

CANDIDATE:

/s/ John W Palmer
Address: 4216 Richwood Ct Naperville, Il 60564

CONFIDENTIAL

HF FINANCIAL CORP.

QUESTIONNAIRE FOR STOCKHOLDER NOMINATIONS

This Questionnaire is designed to furnish to HF Financial Corp. (together with its subsidiaries and affiliated companies, the "Company") certain information about the background and qualifications of stockholder nominees and nominating stockholders required under the Company’s Bylaws.

The questions below should be given careful consideration so that all material information is reported.  Each descriptive response must include all information sought by the question.  Unless stated otherwise, answers should be given as of the date you complete this Questionnaire. Please feel free to attached additional sheets as needed.

Please complete and sign one copy of this Questionnaire and return it as soon as practicable, and in any event not later than August 19, 2011, to Pamela F. Russo, Secretary of  the Company.

If at any time after returning this Questionnaire, and prior to the decision of the Company’s Corporate Governance and Nominating Committee on such nomination, any of your answers are modified as a result of changed facts, please so advise.

Nominee: John W. Palmer

Nominating Stockholder:  Richard J. Lashley

Preferred Contact regarding this Nomination:

Name: Richard J. Lashley

Phone: 973-360-1666

Email:  bankfund@aol.com

 I. Questions for the Nominee

POSITIONS / EXPERIENCE

1.           Name, Address and Birthdate.  Please state your name as you would like it to appear in the Company’s filings, your home address and your date of birth.

Answer:                       John W Palmer
      4216 Richwood Ct
      Naperville, Il 60564

2.           Biographical Information.  Please provide a biography which describes your business experience during the last five years, including: principal organizations and employment; the name and principal business of any corporation or other organization in which such occupations and employment were carried on; and whether such corporation or organization is an "affiliate" (as defined below) of the Company.  The term "affiliate" of the Company or person "affiliated" with the Company includes any of the following persons: i) any director or officer of the Company; ii) any person that directly or indirectly controls, or is controlled by, or is under common control with, the Company; and iii) any person performing general management or advisory services for the Company.

Mr. Palmer is the co-founder of PL Capital, LLC, an investment firm specializing in the banking industry that was formed in 1995.  PL Capital focuses on publicly traded banks and thrifts with market capitalizations ranging from $20 million to $5 billion.  Since January, 1996, Mr. Palmer has been a principal, co-owner and managing member of PL Capital, LLC.  Prior to forming PL Capital, LLC, Mr. Palmer worked at KPMG Peat Marwick from 1983 to 1996.  Mr. Palmer is a former Certified Public Accountant.  None of the above referenced entities are affiliates of the Company.

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Mr. Palmer currently serves on the board of CFS Bancorp, Inc. which is the parent holding company of Citizens Financial Bank, a $1.1 billion asset federal savings bank which operates 23 offices throughout adjoining markets in Chicago’s Southland and Northwest Indiana. Mr. Palmer is the former Chairman of the Board of Directors of Security Financial Bancorp, Inc., a publicly-traded $200 million in assets thrift located in St. John, Indiana which was sold in 2003. Mr. Palmer also previously served as a director of Franklin Bancorp and its wholly owned subsidiary Franklin Bank, NA, a $700 million in assets commercial bank located in Southfield, Michigan, where he also served on the audit, compensation, and loan committees of the board. Mr. Palmer also served as Chairman of the strategic planning committee of Franklin Bancorp. He formerly served on the Board of Directors of Clever Ideas, Inc., a privately-held specialty finance company located in Chicago, Illinois from 1998 to 2006.

3.           Relationships with Other Companies.  Please describe all executive or board positions with publicly traded companies or investment companies registered pursuant to the Investment Company Act of 1940, as amended, either current, prior, or to which to you have been selected to serve in the future.  Please include your dates of service.  Please note, the five-year look back limitation is not applicable to this request.

Answer:                       CFS Bancorp, Inc. (Director since 2010)
      Security Financial Bancorp, Inc. (Director: 2000-2003)
      Franklin Bancorp, Inc. (Director: 2001-2004)

4.           Family Relationships.  Please state the nature of any family relationship (by blood, marriage or adoption, not more remote than first cousin) between you and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Answer:                      None.

5.           Risk Assessment Skills.  Please describe any specific risk assessment experience, qualifications or skills you have.

Answer:                      See biography.

6.           Arrangements or Understandings Regarding Election.  Please describe any arrangement or understanding between (a) you and (b) any other person or entity (except a director or an officer of the Company acting solely in that capacity) pursuant to which you were or will be selected as an officer, a director, or a nominee for director.  Name all persons involved in such arrangement or understanding.

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Answer:  None.  However, please note that I have agreements with the limited partnerships and companies managed and advised by PL Capital, LLC, Goodbody/PL Capital, LLC and PL Capital Advisors, LLC, whereby I will be indemnified by the limited partnerships and companies for any liabilities I may incur in connection with the solicitation of proxies for use at the 2011 Annual Meeting of Shareholders of the Company.  See the nomination letter from Richard Lashley and PL Capital’s Schedule 13D filings with the SEC, which are incorporated herein by reference, for detailed information on the referenced entities.

STOCK OWNERSHIP

7.           Beneficial Ownership.  How many shares of Company common stock did you "beneficially own" (as defined below) as of August 1, 2011?

Please include shares underlying both exercisable and unexercisable stock option awards, restricted stock awards, warrants to purchase stock, and stock appreciation rights, that you hold through the Company's stock ownership plans and shares underlying unexercised options granted to you by the Company.  If applicable, please indicate with whom you share either voting or investment power or both, and briefly describe the contract, relationship, arrangement, understanding or other basis on which your voting or investment power is shared.  Please also note the number of shares pledged as security, if any.

The terms "beneficial" and "beneficially" as applied to an interest in securities describe any interest in the securities in question which entitles you to any of the rights or benefits of ownership, even though you are not the holder or owner of record.  Interests in securities held in an estate, trust, or partnership, or by a nominee, are examples of beneficial interests.  If you have any contract, understanding, relationship, agreement, or other arrangement with any other person with respect to securities, pursuant to which you obtain benefits substantially equivalent to the ownership of securities, you should consider such securities as beneficially owned by you.  For purposes of this questionnaire, you will be regarded as having benefits substantially equivalent to ownership of securities if:

(1)	directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise you have or share

(a)	voting power, which includes the power to vote, or to direct the voting of, the security; or

(b)	investment power, which includes the power to dispose of, or to direct the disposition of, the security;

(2)	you have the right to acquire beneficial ownership of the security, including but not limited to any right to acquire

(a)	through the exercise of any option, warrant, or right;

(b)	through the conversion of a security;

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(c)	pursuant to a power to revoke a trust, discretionary account, or similar arrangement; or

(d)	pursuant to the automatic termination of a trust, discretionary account, or similar arrangement; or

(3)	you can apply income from securities to meet expenses which you otherwise would meet from other sources.

You are also considered to be the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement, or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of such security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

The SEC has taken the view that a person may be regarded as the beneficial owner of securities held in the name of the person's spouse, minor children, or other relatives of the person or the person's spouse who share the person's home, if such relationship results in such person obtaining benefits substantially equivalent to ownership of such securities.

Answer:                      567,852 shares

8.           Rights to Acquire Beneficial Ownership.  If any security was included in your responses to this section because the beneficial owner (as defined above) had the right to acquire beneficial ownership (whether upon the automatic termination of or pursuant to the power to revoke a trust, discretionary account or similar arrangement), please set forth the affected number of securities and the details concerning the right to acquire beneficial ownership, including exact dates when the right first comes into existence and the number of shares to which the right relates.

Answer:                       None

9.           Disclaiming Beneficial Ownership.  As to any shares included in your responses to this section, if you wish expressly to disclaim beneficial ownership (as defined above) for any purpose, please indicate the number of shares and the reason for disclaiming beneficial ownership, including the name of the actual beneficial owner and the relationship of such person to you.

Answer:                      None.

CHANGE IN CONTROL OF CORPORATION

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10.           Group 5% Holders. Do you know of any person or "group" who or which is the "beneficial" owner (as defined in Question 7) of more than 5% of the Company's outstanding Common Stock?  A "group" for this purpose is any partnership, limited partnership, syndicate or other group, whether formally organized or not, formed for the purpose of acquiring, holding, voting or disposing of Common Stock of the Company.

Answer:                      Yes [X ]   No  [  ]    (If you answered "yes", please describe below).

The requested information is as follows (please include sufficient cross-references regarding any shares which are beneficially owned by more than one person and include details concerning any right to acquire beneficial ownership):

Name of beneficial owner and relationship to you	Number of shares beneficially owned	Nature of beneficial ownership (give full details)
PL Capital Group—I am a Member of the PL Capital Group and a Nominee on their slate of Directors for the 2011 Annual Meeting of HF Financial	572,352	See the nomination letter from Richard Lashley and PL Capital’s Schedule 13D filings with the SEC, which are incorporated herein by reference.

11.           Change in Control.  Do you know of any arrangements, including any pledge of securities of the Company, which resulted in the last fiscal year, or may result in the future, in a change in control of the Company?  If the answer is "yes," please describe such arrangement(s).

Answer:                      No.

12.           Voting Trusts. Do you know of any arrangement whereby more than 5% of the shares of the outstanding Common Stock or other class of voting security of the Company is held or is to be held subject to any voting trust or similar agreement?  If the answer is "yes," please describe such arrangement, giving the names and addresses of the voting trustees and outlining briefly their voting rights and other powers under the trust agreement.

Answer:                      No.
LEGAL PROCEEDINGS

13.           Legal Proceedings.

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a)           Have any of the following events occurred within the past ten years?  If the answer is "yes," please specify the subsection(s) of this question to which the response relates and describe such event or events, giving dates, the name of the court and its jurisdiction, and other pertinent information.

(1)           A petition under the federal bankruptcy laws or any state insolvency law was filed by or against you, or a receiver, fiscal agent or similar officer was appointed by a court for your business or property, or any partnership in which you were a general partner at or within two years before the time of such filing or appointment, or any corporation or business association of which you were an executive officer at or within two years before the time of such filing or appointment.

(2)           You were convicted in a criminal proceeding (excluding traffic violations and other minor offenses) or are a named subject of a criminal proceeding that is presently pending.

(3)           You were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court enjoining you from, or otherwise limiting your involvement in, any of the following activities:

(a)           acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (the "CFTC"), or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(b)           engaging in any type of business practice; or

(c)           engaging in any activity in connection with the purchase or sale of any security or commodity, or in connection with any violation of federal or state securities laws or federal commodities laws or regulation.

(4)           You were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, barring, suspending or otherwise limiting for more than 60 days your right to engage in any activity described in subparagraph (3) (a) above, or to be associated with persons engaged in any such activity.

(5)           You were found by a court, the SEC, or by the CFTC to have violated any federal or state securities or commodities law or regulation, and the judgment has not been reversed, suspended, or vacated.

(6)           You were convicted of fraud.

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(7)           You were the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to any of the following:

(a)           an alleged violation of any federal or state securities or commodities law or regulation.

(b)           an alleged violation of any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order.

(c)           an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(8)           You were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(9)           Any person alleged in a lawsuit that you breached a fiduciary duty, had a conflict of interest, or violated any federal or state securities or commodities law or regulation, or any criminal indictment or criminal proceeding (excluding traffic violations and other minor offenses) has been filed against any entity of which you were then an officer or director.

(10)           Any other pending, contemplated, or threatened legal proceeding that the Company should evaluate in order to assess its materiality.

Answer:                      None.

b)           If any event listed in (a) above has occurred within the past ten years, but you believe that such event is not material to an evaluation of your ability or integrity, please state the reasons for your belief.

Answer:                      N/A

14.           Proceedings Adverse to the Company.  Describe briefly any legal proceedings to which you or any "associate" of yours (as defined below) is a party adverse to the Company or has or had an interest adverse to the Company, including the name of the court or agency in which the proceedings are or were pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought.

Each of the following is an "associate" of yours:  (a) any corporation or organization (other than the Company) of which you are an executive officer or partner or are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (i.e., any stock

8

or similar security, or any security convertible, with or without consideration, into such a security, or carrying any warrant or right to subscribe to or purchase such a security, or any such warrant or right), (b) any trust or other estate in which you have a substantial beneficial interest, or as to which you serve as trustee, executor or in a similar fiduciary capacity, and (c) your spouse or any relative of yours or your spouse, who shares your home.

Answer:                      None.

COMPENSATION COMMITTEE INTERLOCKS

15.           Interlocks. At any time since July 1, 2010, have you served as a:

a)           member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of the Company;

b)           director of another entity, one of whose executive officers served on the compensation committee of the Company; or

c)           member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company?

If the answer is "yes," please set forth below the name of the other entity, your position(s) with such entity, the name of the other person(s) described above, and the position(s) of each such person with such other entity.

Answer:                      No.

INDEPENDENCE OF THE NOMINEE

16.           Transactions with the Company.  Please briefly describe any proposed or actual transactions or series of similar transactions since July 1, 2010, involving more than $120,000, to which the Company was or is to be a participant, in which you or a "family member" (as defined below) have had or will have an interest.  Include indebtedness to the Company (other than amounts either due to the Company for purchases of goods and services subject to usual trade terms, for business travel or expense payments, or other transactions in the ordinary course of business).

If applicable, please provide the following information: your interest in the transactions (such as your position in the entity conducting the transaction), the approximate dollar value of the amount involved in the transaction, and the approximate dollar value of your interest in the transaction, regardless of your actual profit or loss.  If indebtedness, please describe such indebtedness in detail.

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A "family member" means your spouse, parents, children and siblings, whether by blood, marriage or adoption, or any person (other than a tenant or employee) sharing your household.

Answer:                      None.

17.           Compensation from the Nominating Stockholder.  Please describe all direct and indirect compensation and other material paid or payable monetary agreements, arrangements and understandings during the past three (3) years by the Nominating Stockholder to you and your affiliates and associates.

For purposes of this Questionnaire, the “Nominating Stockholder” means the person or entity listed on the second page of this Questionnaire as the Nominating Stockholder, along with his, her, or its affiliates, associates and others acting in concert with him, her, or it for purposes of this nomination.

Answer:                      Mr. Lashley and I are both 50% owners of PL Capital, LLC; Goodbody/PL Capital, LLC and PL Capital Advisors, LLC.  Those entities are entitled to certain profits and management fees from the LPs they manage, as more fully described in Mr. Lashley’s nomination letter and PL Capital’s Schedule 13D filings, which are incorporated herein by reference.  There are no other arrangements.

18.           Transactions with the Nominating Stockholder. Please briefly describe any proposed or actual transactions or series of similar transactions since July 1, 2010, involving more than $120,000, to which Nominating Stockholder was or is to be a participant, in which you or a "family member" (as defined above) have had or will have an interest.

If applicable, please provide the following information: your interest in the transactions (such as your position in the entity conducting the transaction), the approximate dollar value of the amount involved in the transaction, and the approximate dollar value of your interest in the transaction, regardless of your actual profit or loss.  If indebtedness, please describe such indebtedness in detail.

Answer:                      None except as noted in item 17 above.

19.           Other Material Relationships with the Nominating Stockholder. Please describe any positions held by you and your affiliates with the Nominating Stockholder during the past five (5) years and any other material relationships between the Nominating Stockholder, you and your affiliates that have not yet been described.

Answer:                      None except as noted in item 17 and Mr. Lashley’s nomination letter.

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20.           Competition.  To your knowledge, are you or were you at any time since July 1, 2010 a director or officer of any company that competes with, supplies to, or is a customer of, the Company?

Answer: No.

21.           Relationship with Independent Auditor.  Have you, or has one of your "family members" (as defined above), had any actual or proposed "business relationship" with the Company's independent auditor, Eide Bailly LLP, or any "covered person" (as defined below) within Eide Bailly LLP, or have you provided services to Eide Bailly LLP, during the last fiscal year? If so, please describe the relationship and any fees or revenues received or receivable.

A "business relationship" is broadly defined as formal or informal arrangement with any third party (clients and nonclients of the firm) for services or products provided to the firm by an individual or company such as a vendor, consultant, facilitator, sub-contractor, independent contractor, licensor, licensee, reseller, or distributor.  This includes arrangements involving alliances, joint ventures, joint marketing, co-ventures, sponsorships, co-marketing, cooperative arrangements, investing, lending, or borrowing monies or acting as a lessor or lessee.  Business relationships do not include relationships between Eide Bailly LLP and its clients for the firm's performance of professional services to that client.

The term "covered person" means the following: partners, principals, shareholders, and employees of an accounting firm: the audit engagement team, the chain of command (all persons who supervise or have direct management responsibility for the audit, including at all successively senior levels through the accounting firms' chief executive, who evaluate the performance or recommend the compensation of the audit engagement partner or who provide quality control or other oversight of the audit), any other partner, principal, shareholder or managerial employee who has provided 10 or more hours of non-audit services to the Company during the past two years, or expects to provide 10 or more hours of non-audit services on a recurring basis, and any other partner, principal, or shareholder from an office (a distinct sub-group whether distinguished along geographic or practice lines) of the independent auditor in which the lead engagement partner primarily practices in connection with the audit.

Answer:                      None.

INDEPENDENCE UNDER NASDAQ RULES

22.           Have you, or any member of your family, been an employee of the Company or any of its subsidiaries during the past three years?  Please note that "family member" is defined above.

Answer:                      [  ] Yes                                [ X ] No

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23.           During any period of twelve consecutive months within the past three fiscal years, did you, or did any of your family members, accept any compensation from the Company or any of its subsidiaries in excess of $120,000 (excluding compensation for board or committee service, benefits under a tax-qualified retirement plan, or non-discretionary compensation, and compensation paid to a family member who is a non-executive employee of the Company)?

Answer:                      [  ] Yes                                [ X] No

24.           Is any family member currently serving as an executive officer of the Company or any of its subsidiaries, or have any of your family members been serving in such capacity during the past three years?

Answer:                      [  ] Yes                                [ X] No

25.           Are you, or are any of your family members, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than payments arising solely from investments in the Company's securities, or payments under non-discretionary charitable contribution matching programs) for property or services in the current or any of the past three fiscal years that exceed 5% of the other company's consolidated gross revenues for that year, or $200,000, whichever is more?

Answer:                      [  ] Yes                                [ X ] No

26.           Are you, or are any of your family members, employed as an executive officer of another entity where at any time during the past three years any of the Company's executive officers served on the compensation committee of the other entity?

Answer:                      [  ] Yes                                [ X ] No

27.           Are you, or are any of your family members currently a partner of the Company's independent auditor, or have you or any of your family members worked on the Company's audit as a partner or of the Company's independent auditors at any time during the past three years?

Answer:                      [  ] Yes                                [ X ] No

28.           Are you now or have you been at any time a member or employee of, or counsel to, a law firm which the Company has retained during the Company's last fiscal year, or that the Company proposes to retain during its current fiscal year?

Answer:                      [  ] Yes                                [ X ] No                                (If yes, supply details)

29.           Are you now or have you been at any time a partner or executive officer of any investment banking firm that has performed services for the Company during the Company's last fiscal year, or that the Company proposes to have perform services during its current fiscal year?

Answer:                      [  ] Yes                                [ X ] No                                (If yes, supply details)

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30.           Do you have any other relationships (i.e., as a partner, shareholder or officer of an organization that has any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or any other relationships with the Company or any of its subsidiaries) that could be seen as interfering with your exercise of independent judgment in carrying out the responsibilities as a director of the Company?

Answer:                      [  ] Yes                                [ X] No

If you answered "yes" to any of the questions above, please explain below:

COMPENSATION COMMITTEE INDEPENDENCE

31.           Are you a former employee (at any time) of the Company receiving compensation from the Company for past services (other than tax-qualified retirement plan benefits)?

Answer:                      [  ] Yes                                [ X ] No

32.           Have you at any time in the past been an officer of the Company?

Answer:                      [  ] Yes                                [ X ] No

33.           Do you receive or have you received from the Company, in the Company's current or previous taxable year, any direct or indirect payments, or is the Company now contractually obligated to pay you directly or indirectly, for goods or services in any capacity other than as a director?

Answer:                      [  ] Yes                                [ X ] No

34.           Does the Company make, has the Company made in the Company's current or previous taxable year, or is the Company now contractually obligated to make, any payments for goods or services to any business, professional or other entity that (A) employs you, (B) to which you render any substantial services, or (C) in which you have at least a 5% ownership interest?

Answer:                      [  ] Yes                                [ X ] No

If you answered "yes" to any of the questions above, please explain below:

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AUDIT COMMITTEE INDEPENDENCE

35.           Are you able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement?

Answer:                      [ X ] Yes                                [  ] No

36.           Have you participated in the preparation of the financial statements of the Company at any time during the past three years?

Answer:                      [  ] Yes                                [ X ] No

37.           Have you accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees for services rendered as a member of the Audit Committee, the board of directors or any other board committee?  (Note: You do not need to report any compensation paid to you under a retirement plan, including deferred compensation, for prior service to the Company so long as that compensation is not contingent in any way on continued service).

Answer:                      [  ] Yes                                [ X ] No

38.           Are you an affiliated person of the Company or any of its subsidiaries, other than as a director of the Company?  (Note: If you are not an executive officer or holder of more than 10% of any class of the Company's voting securities, you should check "no").

Answer:                      [  ] Yes                                [ X ] No

If you answered "yes" to any of the questions above, please explain below:

I have prior business and public accounting experience which has enabled me to understand financial statements.

AUDIT COMMITTEE FINANCIAL EXPERTISE

39.           Financial Expertise Under SEC Standards.  Please indicate whether you satisfy the following criteria:

a)           Do you have an understanding of generally accepted accounting principles and financial statements?

Answer:                      [ X] Yes                                [  ] No

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b)           Do you have the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves?

Answer:                      [ X] Yes                                [  ] No

c)           Do you have experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of accounting issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities?

Answer:                      [ X] Yes                                [  ] No

d)           Do you have an understanding of internal control over financial reporting?

Answer:                      [ X] Yes                                [  ] No

e)           Do you have an understanding of audit committee functions?

Answer:                      [ X] Yes                                [  ] No

If you answered "yes" to the questions above, please complete the following questions as applicable:

40.           I acquired the above attributes through the following:

a)           Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions.

Answer:                      [ X] Yes                                [  ] No

b)           Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

Answer:                      [ X] Yes                                [  ] No

c)           Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Answer:                      [ X] Yes                                [  ] No

d)           Please describe any other relevant experience:

Answer:

Prior to co-founding PL Capital Mr. Palmer was a Managing Director in KPMG Peat Marwick’s Corporate Finance Group, where he specialized in bank mergers and acquisitions.  Prior to joining the Corporate Finance Group, Mr. Palmer was a CPA in KPMG’s bank auditing practice, where he specialized in the audits of banks and thrifts based in the Midwest from 1983 to 1994.  He has served on the audit committee of 3 different publicly traded banks since 2000.  He is a CPA (status inactive).

15

41.           Financial Expertise under NASDAQ Standards. Do you have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in your financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities?

Answer:                      [ X] Yes                                [  ] No

If the answer is "Yes," please describe your education, experience or other factors underlying this answer.

See answer to item 40 (d) above.

The answers I have supplied to the questions in this questionnaire are true, complete, and correct to the best of my knowledge after reasonable inquiry.  I will promptly notify Pam Russo, Secretary of the Company, if any event of which I become aware should occur between now and the 2011 Annual Meeting of Stockholders that would cause my answer to any question to change.

Dated:  August 16, 2011

NOMINEE

/s/ John W Palmer
Signature

John W Palmer (Print Name and Title)

Home Address: 4216 Richwood Ct Naperville, Il 60564

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II. Questions for the Nominating Stockholder

STOCK OWNERSHIP

1.           Beneficial Ownership.  How many shares of Company common stock did you "beneficially own" (as defined below) as of August 1, 2011?

Please include shares underlying both exercisable and unexercisable stock option awards, restricted stock awards, warrants to purchase stock, and stock appreciation rights, that you hold through the Company's stock ownership plans and shares underlying unexercised options granted to you by the Company.  If applicable, please indicate with whom you share either voting or investment power or both, and briefly describe the contract, relationship, arrangement, understanding or other basis on which your voting or investment power is shared.  Please also note the number of shares pledged as security, if any.

The terms "beneficial" and "beneficially" as applied to an interest in securities describe any interest in the securities in question which entitles you to any of the rights or benefits of ownership, even though you are not the holder or owner of record.  Interests in securities held in an estate, trust, or partnership, or by a nominee, are examples of beneficial interests.  If you have any contract, understanding, relationship, agreement, or other arrangement with any other person with respect to securities, pursuant to which you obtain benefits substantially equivalent to the ownership of securities, you should consider such securities as beneficially owned by you.  For purposes of this questionnaire, you will be regarded as having benefits substantially equivalent to ownership of securities if:

(1)	directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise you have or share

(a)	voting power, which includes the power to vote, or to direct the voting of, the security; or

(b)	investment power, which includes the power to dispose of, or to direct the disposition of, the security;

(2)	you have the right to acquire beneficial ownership of the security, including but not limited to any right to acquire

(a)	through the exercise of any option, warrant, or right;

(b)	through the conversion of a security;

(c)	pursuant to a power to revoke a trust, discretionary account, or similar arrangement; or

(d)	pursuant to the automatic termination of a trust, discretionary account, or similar arrangement; or

17

(3)	you can apply income from securities to meet expenses which you otherwise would meet from other sources.

You are also considered to be the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement, or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of such security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

The SEC has taken the view that a person may be regarded as the beneficial owner of securities held in the name of the person's spouse, minor children, or other relatives of the person or the person's spouse who share the person's home, if such relationship results in such person obtaining benefits substantially equivalent to ownership of such securities.

Answer:                      572,252 shares

2.           Rights to Acquire Beneficial Ownership.  If any security was included in your responses to this section because the beneficial owner (as defined above) had the right to acquire beneficial ownership (whether upon the automatic termination of or pursuant to the power to revoke a trust, discretionary account or similar arrangement), please set forth the affected number of securities and the details concerning the right to acquire beneficial ownership, including exact dates when the right first comes into existence and the number of shares to which the right relates.

Answer:                      N/A

3.           Disclaiming Beneficial Ownership.  As to any shares included in your responses to this section, if you wish expressly to disclaim beneficial ownership (as defined above) for any purpose, please indicate the number of shares and the reason for disclaiming beneficial ownership, including the name of the actual beneficial owner and the relationship of such person to you.

Answer:                      N/A

4.           Rights to Vote Additional Shares.  If you have the right to vote shares of the Company which are not set forth above, pursuant to any proxy, contract, arrangement, understanding or relationship, please set forth the affected number of securities and the details concerning the right to vote such additional shares, including the circumstances in which such right applies and the number of shares to which the right relates.

Answer:                      N/A

18

The answers I have supplied to the questions in this questionnaire are true, complete, and correct to the best of my knowledge after reasonable inquiry.  I will promptly notify Pam Russo, Secretary of the Company, if any event of which I become aware should occur between now and the 2011 Annual Meeting of Stockholders that would cause my answer to any question to change.

Dated:  August 17, 2011

NOMINATING STOCKHOLDER

/s/ Richard J. Lashley
Richard J. Lashley

Address: 2 Trinity Place Warren, NJ 07059

Questionnaire prepared by Briggs and Morgan, Professional Association

19

JOHN W. PALMER

Mr. Palmer is the co-founder of PL Capital, LLC, an investment firm specializing in the banking industry. PL Capital focuses on publicly traded banks and thrifts with market capitalizations ranging from $20 million to $5 billion.

Prior to co-founding PL Capital in 1996, Mr. Palmer was employed by KPMG LLP, an international public accounting firm, from 1983 to 1996. While at KPMG, Mr. Palmer specialized as an auditor and a strategic advisor to companies in the commercial banking, consumer finance, thrift, mortgage banking and discount brokerage industries, serving public and privately held clients ranging in size from $25 million to $25 billion. He has extensive involvement in merger and acquisition transactions, public and private securities offerings, and filings with the Securities and Exchange Commission (SEC) and regulatory authorities, including offerings to convert mutual thrift organizations to stock form thrifts. He has advised numerous banking organizations in strategic decisions regarding acquisition alternatives, mergers of equals and opportunities to enhance or expand existing lines of business. In 1994, Mr. Palmer was promoted to the position of Director, KPMG Financial Services - Capital Strategies Group, a national corporate finance practice providing merger and acquisition advisory services to thrifts, banks, mortgage companies and other financial services companies.  In this capacity, Mr. Palmer developed expertise in financial industry mergers and acquisitions, thrift mutual to stock conversions, valuation, capital restructurings, strategic planning and asset purchases and divestitures.  He has been involved in numerous mergers and acquisitions with transaction values of up to $600 million.

Mr. Palmer also instructed financial institution classes for KPMG and spoke at numerous national and regional banking industry conferences. Mr. Palmer has previously been designated as an “audit committee financial expert” due to his prior experience, understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised in financial statements of publicly traded banks and thrifts; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Palmer acquired these attributes through his education and experience as a certified public accountant. Mr. Palmer has served on the audit committee of a public company (Franklin Bancorp, Inc.) where he was designated as an “audit committee financial expert.”

Mr. Palmer currently serves on the board of CFS Bancorp, Inc. which is the parent holding company of Citizens Financial Bank, a $1.1 billion asset federal savings bank which operates 23 offices throughout adjoining markets in Chicago’s Southland and Northwest Indiana. Mr. Palmer is the former Chairman of the Board of Directors of Security Financial Bancorp, Inc., a publicly-traded $200 million in assets thrift located in St. John, Indiana which was sold in 2003. Mr. Palmer also previously served as a director of Franklin Bancorp and its wholly owned subsidiary Franklin Bank, NA, a $700 million in assets commercial bank located in Southfield, Michigan, where he also served on the audit, compensation, and loan committees of the board. Mr. Palmer also served as Chairman of the strategic planning committee of Franklin Bancorp. He formerly served on the Board of Directors of Clever Ideas, Inc., a privately-held specialty finance company located in Chicago, Illinois from 1998 to 2006.

Mr. Palmer is a past member of the Board of Directors for the Victory Gardens Theater in Chicago, where he served as President of the Board for four years. In his capacity as President, Mr. Palmer oversaw the purchase of the Biograph Theater in Chicago and its re-development into a state of the art live performance theater. Mr. Palmer also oversaw the Capital Campaign for the renovation of the theater, which raised $11 million.

Additionally, he has served as treasurer for the River Run Club, a community swim and tennis club. He previously served as a member of the Founders Society of the Detroit Institute of Arts and as Chairman of the Professional Outreach Program at the art institute and is a past member of the Membership Committee of the Board of Trustees. He is the past secretary and treasurer of the Intermediate’s Council for the Detroit Athletic Club. Additionally, he has served as Chairman of the Walsh College Fundraising Drive.

Mr. Palmer obtained his Bachelor of Accounting Degree from Walsh College in 1983. He formerly practiced as a Certified Public Accountant in Michigan and Illinois and is currently a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Mr. Palmer, age 51, is married, has three children, and resides in Naperville, Illinois.

HF FINANCIAL CORP.

REPRESENTATION AND AGREEMENT

THIS REPRESENTATION AND AGREEMENT (this "Agreement") is entered into this 17th day of August, 2011, by Kevin V. Schieffer, a resident of the State of South Dakota ("Candidate").

RECITALS

A.           The Candidate has been named by Richard Lashley as a potential nominee for election to the board of directors of HF Financial Corp. (the “Company”).

B.           Under Section 6(c)(iv) of the Company’s Amended and Restated Bylaws, the Candidate must, among other requirements, deliver this written representation and agreement to be considered as a candidate for election to the Company’s board of directors.

REPRESENTATIONS OF THE CANDIDATE

The Candidate hereby represents the following:

1.
The Candidate is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Candidate, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in writing, or any Voting Commitment that could limit or interfere with such Candidate’s ability to comply, if elected as a director of the Corporation, with such Candidate’s fiduciary duties under applicable law.

2.
The Candidate is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed herein.

3.	The Candidate will comply with any stock ownership guidelines that may be in effect for Company directors from time to time.

4.
In such Candidate’s individual capacity and on behalf of any person or entity on whose behalf the director nomination is being made, the Candidate would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.

5.	Any disclosures required to be made pursuant to this Agreement are attached hereto.

CANDIDATE:

/s/ Kevin V. Schieffer

Address:	5704 Prairie View Court Sioux Falls, SD 57108

CONFIDENTIAL

HF FINANCIAL CORP.

QUESTIONNAIRE FOR STOCKHOLDER NOMINATIONS

This Questionnaire is designed to furnish to HF Financial Corp. (together with its subsidiaries and affiliated companies, the "Company") certain information about the background and qualifications of stockholder nominees and nominating stockholders required under the Company’s Bylaws.

The questions below should be given careful consideration so that all material information is reported.  Each descriptive response must include all information sought by the question.  Unless stated otherwise, answers should be given as of the date you complete this Questionnaire. Please feel free to attached additional sheets as needed.

Please complete and sign one copy of this Questionnaire and return it as soon as practicable, and in any event not later than August 19, 2011, to Pamela F. Russo, Secretary of  the Company.

If at any time after returning this Questionnaire, and prior to the decision of the Company’s Corporate Governance and Nominating Committee on such nomination, any of your answers are modified as a result of changed facts, please so advise.

Nominee: ______Kevin V Schieffer_____________________________

Nominating Stockholder:  _Richard J Lashley_____________________

Preferred Contact regarding this Nomination:

Name: _Richard J Lashley_____________________________________

Phone: _973-360-1666_____________________________________

Email: _bankfund@aol.com_____________________________________

 I. Questions for the Nominee

POSITIONS / EXPERIENCE

1.           Name, Address and Birthdate.  Please state your name as you would like it to appear in the Company’s filings, your home address and your date of birth.

Answer:                      Kevin V. Schieffer
     5704 Prairie View Court
     Sioux Falls, SD  57108
DOB: 26Feb1958

2.           Biographical Information.  Please provide a biography which describes your business experience during the last five years, including: principal organizations and employment; the name and principal business of any corporation or other organization in which such occupations and employment were carried on; and whether such corporation or organization is an "affiliate" (as defined below) of the Company.

The term "affiliate" of the Company or person "affiliated" with the Company includes any of the following persons: i) any director or officer of the Company; ii) any person that directly or indirectly controls, or is controlled by, or is under common control with, the Company; and iii) any person performing general management or advisory services for the Company.

3.           Relationships with Other Companies.  Please describe all executive or board positions with publicly traded companies or investment companies registered pursuant to the Investment Company Act of 1940, as amended, either current, prior, or to which to you have been selected to serve in the future.  Please include your dates of service.  Please note, the five-year look back limitation is not applicable to this request.

Answer:                       None.

4.           Family Relationships.  Please state the nature of any family relationship (by blood, marriage or adoption, not more remote than first cousin) between you and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Answer:                      None.

5.           Risk Assessment Skills.  Please describe any specific risk assessment experience, qualifications or skills you have.

Answer:  See biography.

6.           Arrangements or Understandings Regarding Election.  Please describe any arrangement or understanding between (a) you and (b) any other person or entity (except a director or an officer of the Company acting solely in that capacity) pursuant to which you were or will be selected as an officer, a director, or a nominee for director.  Name all persons involved in such arrangement or understanding.

Answer:  None except for the following.  The PL Capital Group has agreed to indemnify me for any liabilities and reimburse me for any expenses incurred in connection with my nomination to the Board of Directors of the Company.  Such indemnity and reimbursement will cease upon my election or appointment to the Board.

STOCK OWNERSHIP

7.           Beneficial Ownership.  How many shares of Company common stock did you "beneficially own" (as defined below) as of August 1, 2011?

Please include shares underlying both exercisable and unexercisable stock option awards, restricted stock awards, warrants to purchase stock, and stock appreciation rights, that you hold through the Company's stock ownership plans and shares underlying unexercised options granted to you by the Company.  If applicable, please indicate with whom you share either voting or investment power or both, and briefly describe the contract, relationship, arrangement, understanding or other basis on which your voting or investment power is shared.  Please also note the number of shares pledged as security, if any.

The terms "beneficial" and "beneficially" as applied to an interest in securities describe any interest in the securities in question which entitles you to any of the rights or benefits of ownership, even though you are not the holder or owner of record.  Interests in securities held in an estate, trust, or partnership, or by a nominee, are examples of beneficial interests.  If you have any contract, understanding, relationship, agreement, or other arrangement with any other person with respect to securities, pursuant to which you obtain benefits substantially equivalent to the ownership of securities, you should consider such securities as beneficially owned by you.  For purposes of this questionnaire, you will be regarded as having benefits substantially equivalent to ownership of securities if:

(1)	directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise you have or share

(a)	voting power, which includes the power to vote, or to direct the voting of, the security; or

(b)	investment power, which includes the power to dispose of, or to direct the disposition of, the security;

(2)	you have the right to acquire beneficial ownership of the security, including but not limited to any right to acquire

(a)	through the exercise of any option, warrant, or right;

(b)	through the conversion of a security;

(c)	pursuant to a power to revoke a trust, discretionary account, or similar arrangement; or

(d)	pursuant to the automatic termination of a trust, discretionary account, or similar arrangement; or

(3)	you can apply income from securities to meet expenses which you otherwise would meet from other sources.

You are also considered to be the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement, or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of such security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

The SEC has taken the view that a person may be regarded as the beneficial owner of securities held in the name of the person's spouse, minor children, or other relatives of the person or the person's spouse who share the person's home, if such relationship results in such person obtaining benefits substantially equivalent to ownership of such securities.

Answer:                      116,365 shares

8.           Rights to Acquire Beneficial Ownership.  If any security was included in your responses to this section because the beneficial owner (as defined above) had the right to acquire beneficial ownership (whether upon the automatic termination of or pursuant to the power to revoke a trust, discretionary account or similar arrangement), please set forth the affected number of securities and the details concerning the right to acquire beneficial ownership, including exact dates when the right first comes into existence and the number of shares to which the right relates.

Answer:                       None

9.           Disclaiming Beneficial Ownership.  As to any shares included in your responses to this section, if you wish expressly to disclaim beneficial ownership (as defined above) for any purpose, please indicate the number of shares and the reason for disclaiming beneficial ownership, including the name of the actual beneficial owner and the relationship of such person to you.

Answer:                       NA

CHANGE IN CONTROL OF CORPORATION

10.           Group 5% Holders. Do you know of any person or "group" who or which is the "beneficial" owner (as defined in Question 7) of more than 5% of the Company's outstanding Common Stock?  A "group" for this purpose is any partnership, limited partnership, syndicate or other group, whether formally organized or not, formed for the purpose of acquiring, holding, voting or disposing of Common Stock of the Company.

Answer:                      Yes [X ]   No  [  ]    (If you answered "yes", please describe below).

The requested information is as follows (please include sufficient cross-references regarding any shares which are beneficially owned by more than one person and include details concerning any right to acquire beneficial ownership):

Name of beneficial owner and relationship to you	Number of shares beneficially owned	Nature of beneficial ownership (give full details)
PL Capital Group—I am a Nominee on their slate of Directors for the 2011 Annual Meeting of HF Financial	572,352	See the nomination letter from Richard Lashley and PL Capital’s Form 13D filings with the SEC

11.           Change in Control.  Do you know of any arrangements, including any pledge of securities of the Company, which resulted in the last fiscal year, or may result in the future, in a change in control of the Company?  If the answer is "yes," please describe such arrangement(s).

Answer:                      No.

12.           Voting Trusts. Do you know of any arrangement whereby more than 5% of the shares of the outstanding Common Stock or other class of voting security of the Company is held or is to be held subject to any voting trust or similar agreement?  If the answer is "yes," please describe such arrangement, giving the names and addresses of the voting trustees and outlining briefly their voting rights and other powers under the trust agreement.

Answer:                      No.

LEGAL PROCEEDINGS

13.           Legal Proceedings.

a)           Have any of the following events occurred within the past ten years?  If the answer is "yes," please specify the subsection(s) of this question to which the response relates and describe such event or events, giving dates, the name of the court and its jurisdiction, and other pertinent information.

(1)           A petition under the federal bankruptcy laws or any state insolvency law was filed by or against you, or a receiver, fiscal agent or similar officer was appointed by a court for your business or property, or any partnership in which you were a general partner at or within two years before the time of such filing or appointment, or any corporation or business association of which you were an executive officer at or within two years before the time of such filing or appointment.

(2)           You were convicted in a criminal proceeding (excluding traffic violations and other minor offenses) or are a named subject of a criminal proceeding that is presently pending.

(3)           You were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court enjoining you from, or otherwise limiting your involvement in, any of the following activities:

(a)           acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (the "CFTC"), or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(b)           engaging in any type of business practice; or

(c)           engaging in any activity in connection with the purchase or sale of any security or commodity, or in connection with any violation of federal or state securities laws or federal commodities laws or regulation.

(4)           You were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, barring, suspending or otherwise limiting for more than 60 days your right to engage in any activity described in subparagraph (3) (a) above, or to be associated with persons engaged in any such activity.

(5)           You were found by a court, the SEC, or by the CFTC to have violated any federal or state securities or commodities law or regulation, and the judgment has not been reversed, suspended, or vacated.

(6)           You were convicted of fraud.

(7)           You were the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to any of the following:

(a)           an alleged violation of any federal or state securities or commodities law or regulation.

(b)           an alleged violation of any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order.

(c)           an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(8)           You were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(9)           Any person alleged in a lawsuit that you breached a fiduciary duty, had a conflict of interest, or violated any federal or state securities or commodities law or regulation, or any criminal indictment or criminal proceeding (excluding traffic violations and other minor offenses) has been filed against any entity of which you were then an officer or director.

(10)           Any other pending, contemplated, or threatened legal proceeding that the Company should evaluate in order to assess its materiality.

Answer:                      None.

b)           If any event listed in (a) above has occurred within the past ten years, but you believe that such event is not material to an evaluation of your ability or integrity, please state the reasons for your belief.

Answer:                      NA

14.           Proceedings Adverse to the Company.  Describe briefly any legal proceedings to which you or any "associate" of yours (as defined below) is a party adverse to the Company or has or had an interest adverse to the Company, including the name of the court or agency in which the proceedings are or were pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought.

Each of the following is an "associate" of yours:  (a) any corporation or organization (other than the Company) of which you are an executive officer or partner or are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (i.e., any stock or similar security, or any security convertible, with or without consideration, into such a security, or carrying any warrant or right to subscribe to or purchase such a security, or any such warrant or right), (b) any trust or other estate in which you have a substantial beneficial interest, or as to which you serve as trustee, executor or in a similar fiduciary capacity, and (c) your spouse or any relative of yours or your spouse, who shares your home.

Answer:                      None.

COMPENSATION COMMITTEE INTERLOCKS

15.           Interlocks. At any time since July 1, 2010, have you served as a:

a)           member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of the Company;

b)           director of another entity, one of whose executive officers served on the compensation committee of the Company; or

c)           member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company?

If the answer is "yes," please set forth below the name of the other entity, your position(s) with such entity, the name of the other person(s) described above, and the position(s) of each such person with such other entity.

Answer:                      No.

INDEPENDENCE OF THE NOMINEE

16.           Transactions with the Company.  Please briefly describe any proposed or actual transactions or series of similar transactions since July 1, 2010, involving more than $120,000, to which the Company was or is to be a participant, in which you or a "family member" (as defined below) have had or will have an interest.  Include indebtedness to the Company (other than amounts either due to the Company for purchases of goods and services subject to usual trade terms, for business travel or expense payments, or other transactions in the ordinary course of business).

If applicable, please provide the following information: your interest in the transactions (such as your position in the entity conducting the transaction), the approximate dollar value of the amount involved in the transaction, and the approximate dollar value of your interest in the transaction, regardless of your actual profit or loss.  If indebtedness, please describe such indebtedness in detail.

A "family member" means your spouse, parents, children and siblings, whether by blood, marriage or adoption, or any person (other than a tenant or employee) sharing your household.

Answer:                       N/A

17.           Compensation from the Nominating Stockholder.  Please describe all direct and indirect compensation and other material paid or payable monetary agreements, arrangements and understandings during the past three (3) years by the Nominating Stockholder to you and your affiliates and associates.

For purposes of this Questionnaire, the “Nominating Stockholder” means the person or entity listed on the second page of this Questionnaire as the Nominating Stockholder, along with his, her, or its affiliates, associates and others acting in concert with him, her, or it for purposes of this nomination.

Answer:  The PL Capital Group has agreed to indemnify me against any liabilities, and to reimburse me for any expenses, incurred in connection with my nomination for Director of the Company.  Such indemnity and reimbursement will cease upon my appointment or election to the Board of Directors of the Company.

18.           Transactions with the Nominating Stockholder. Please briefly describe any proposed or actual transactions or series of similar transactions since July 1, 2010, involving more than $120,000, to which Nominating Stockholder was or is to be a participant, in which you or a "family member" (as defined above) have had or will have an interest.

If applicable, please provide the following information: your interest in the transactions (such as your position in the entity conducting the transaction), the approximate dollar value of the amount involved in the transaction, and the approximate dollar value of your interest in the transaction, regardless of your actual profit or loss.  If indebtedness, please describe such indebtedness in detail.

Answer:                      None.

19.           Other Material Relationships with the Nominating Stockholder. Please describe any positions held by you and your affiliates with the Nominating Stockholder during the past five (5) years and any other material relationships between the Nominating Stockholder, you and your affiliates that have not yet been described.

Answer:                      None.

20.           Competition.  To your knowledge, are you or were you at any time since July 1, 2010 a director or officer of any company that competes with, supplies to, or is a customer of, the Company?

Answer: No.

21.           Relationship with Independent Auditor.  Have you, or has one of your "family members" (as defined above), had any actual or proposed "business relationship" with the Company's independent auditor, Eide Bailly LLP, or any "covered person" (as defined below) within Eide Bailly LLP, or have you provided services to Eide Bailly LLP, during the last fiscal year? If so, please describe the relationship and any fees or revenues received or receivable.

A "business relationship" is broadly defined as formal or informal arrangement with any third party (clients and nonclients of the firm) for services or products provided to the firm by an individual or company such as a vendor, consultant, facilitator, sub-contractor, independent contractor, licensor, licensee, reseller, or distributor.  This includes arrangements involving alliances, joint ventures, joint marketing, co-ventures, sponsorships, co-marketing, cooperative arrangements, investing, lending, or borrowing monies or acting as a lessor or lessee.  Business relationships do not include relationships between Eide Bailly LLP and its clients for the firm's performance of professional services to that client.

The term "covered person" means the following: partners, principals, shareholders, and employees of an accounting firm: the audit engagement team, the chain of command (all persons who supervise or have direct management responsibility for the audit, including at all successively senior levels through the accounting firms' chief executive, who evaluate the performance or recommend the compensation of the audit engagement partner or who provide quality control or other oversight of the audit), any other partner, principal, shareholder or managerial employee who has provided 10 or more hours of non-audit services to the Company during the past two years, or expects to provide 10 or more hours of non-audit services on a recurring basis, and any other partner, principal, or shareholder from an office (a distinct sub-group whether distinguished along geographic or practice lines) of the independent auditor in which the lead engagement partner primarily practices in connection with the audit.

Answer:                      Eide Bailly is my accountant.

INDEPENDENCE UNDER NASDAQ RULES

22.           Have you, or any member of your family, been an employee of the Company or any of its subsidiaries during the past three years?  Please note that "family member" is defined above.

Answer:                      [  ] Yes                                [ X ] No

23.           During any period of twelve consecutive months within the past three fiscal years, did you, or did any of your family members, accept any compensation from the Company or any of its subsidiaries in excess of $120,000 (excluding compensation for board or committee service, benefits under a tax-qualified retirement plan, or non-discretionary compensation, and compensation paid to a family member who is a non-executive employee of the Company)?

Answer:                      [  ] Yes                                [ X] No

24.           Is any family member currently serving as an executive officer of the Company or any of its subsidiaries, or have any of your family members been serving in such capacity during the past three years?

Answer:                      [  ] Yes                                [ X ] No

25.           Are you, or are any of your family members, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than payments arising solely from investments in the Company's securities, or payments under non-discretionary charitable contribution matching programs) for property or services in the current or any of the past three fiscal years that exceed 5% of the other company's consolidated gross revenues for that year, or $200,000, whichever is more?

Answer:                      [  ] Yes                                [ X ] No

26.           Are you, or are any of your family members, employed as an executive officer of another entity where at any time during the past three years any of the Company's executive officers served on the compensation committee of the other entity?

Answer:                      [  ] Yes                                [ X ] No

27.           Are you, or are any of your family members currently a partner of the Company's independent auditor, or have you or any of your family members worked on the Company's audit as a partner or of the Company's independent auditors at any time during the past three years?

Answer:                      [  ] Yes                                [ X ] No

28.           Are you now or have you been at any time a member or employee of, or counsel to, a law firm which the Company has retained during the Company's last fiscal year, or that the Company proposes to retain during its current fiscal year?

Answer:                      [  ] Yes                                [ X ] No                                (If yes, supply details)

29.           Are you now or have you been at any time a partner or executive officer of any investment banking firm that has performed services for the Company during the Company's last fiscal year, or that the Company proposes to have perform services during its current fiscal year?

Answer:                      [  ] Yes                                [ X ] No                                (If yes, supply details)

30.           Do you have any other relationships (i.e., as a partner, shareholder or officer of an organization that has any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or any other relationships with the Company or any of its subsidiaries) that could be seen as interfering with your exercise of independent judgment in carrying out the responsibilities as a director of the Company?

Answer:                      [  ] Yes                                [ X ] No

If you answered "yes" to any of the questions above, please explain below:

COMPENSATION COMMITTEE INDEPENDENCE

31.           Are you a former employee (at any time) of the Company receiving compensation from the Company for past services (other than tax-qualified retirement plan benefits)?

Answer:                      [  ] Yes                                [ X ] No

32.           Have you at any time in the past been an officer of the Company?

Answer:                      [  ] Yes                                [ X ] No

33.           Do you receive or have you received from the Company, in the Company's current or previous taxable year, any direct or indirect payments, or is the Company now contractually obligated to pay you directly or indirectly, for goods or services in any capacity other than as a director?

Answer:                      [  ] Yes                                [ X ] No

34.           Does the Company make, has the Company made in the Company's current or previous taxable year, or is the Company now contractually obligated to make, any payments for goods or services to any business, professional or other entity that (A) employs you, (B) to which you render any substantial services, or (C) in which you have at least a 5% ownership interest?

Answer:                      [  ] Yes                                [ X ] No

If you answered "yes" to any of the questions above, please explain below:

AUDIT COMMITTEE INDEPENDENCE

35.           Are you able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement?

Answer:                      [ X ] Yes                                [  ] No

36.           Have you participated in the preparation of the financial statements of the Company at any time during the past three years?

Answer:                      [  ] Yes                                [ X ] No

37.           Have you accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees for services rendered as a member of the Audit Committee, the board of directors or any other board committee?  (Note: You do not need to report any compensation paid to you under a retirement plan, including deferred compensation, for prior service to the Company so long as that compensation is not contingent in any way on continued service).

Answer:                      [  ] Yes                                [ X ] No

38.           Are you an affiliated person of the Company or any of its subsidiaries, other than as a director of the Company?  (Note: If you are not an executive officer or holder of more than 10% of any class of the Company's voting securities, you should check "no").

Answer:                      [  ] Yes                                [ X ] No

If you answered "yes" to any of the questions above, please explain below:

I have prior business experience that has enabled me to understand financial statements.

AUDIT COMMITTEE FINANCIAL EXPERTISE

39.           Financial Expertise Under SEC Standards.  Please indicate whether you satisfy the following criteria:

a)           Do you have an understanding of generally accepted accounting principles and financial statements?

Answer:                      [ X ] Yes                                [  ] No

b)           Do you have the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves?

Answer:                      [ X ] Yes                                [  ] No

c)           Do you have experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of accounting issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities?

Answer:                      [  X] Yes                                [  ] No

d)           Do you have an understanding of internal control over financial reporting?

Answer:                      [ X ] Yes                                [  ] No

e)           Do you have an understanding of audit committee functions?

Answer:                      [ x ] Yes                                [  ] No

If you answered "yes" to the questions above, please complete the following questions as applicable:

40.           I acquired the above attributes through the following:

a)           Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions.

Answer:                      [  ] Yes                                [ x] No

b)           Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

Answer:                      [ x ] Yes                                [  ] No

c)           Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Answer:                      [ x ] Yes                                [  ] No

d)           Please describe any other relevant experience:

Answer:

41.           Financial Expertise under NASDAQ Standards. Do you have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in your financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities?

Answer:                      [  ] Yes                                [ X ] No

If the answer is "Yes," please describe your education, experience or other factors underlying this answer.

The answers I have supplied to the questions in this questionnaire are true, complete, and correct to the best of my knowledge after reasonable inquiry.  I will promptly notify Pam Russo, Secretary of the Company, if any event of which I become aware should occur between now and the 2011 Annual Meeting of Stockholders that would cause my answer to any question to change.

Dated:  August 17, 2011

NOMINEE

/s/ Kevin V Schieffer
Signature

Kevin V Schieffer
(Print Name and Title)

Home Address: 5704 Prairie View Court Sioux Falls, SD 57108

II. Questions for the Nominating Stockholder

STOCK OWNERSHIP

1.           Beneficial Ownership.  How many shares of Company common stock did you "beneficially own" (as defined below) as of August 1, 2011?

Please include shares underlying both exercisable and unexercisable stock option awards, restricted stock awards, warrants to purchase stock, and stock appreciation rights, that you hold through the Company's stock ownership plans and shares underlying unexercised options granted to you by the Company.  If applicable, please indicate with whom you share either voting or investment power or both, and briefly describe the contract, relationship, arrangement, understanding or other basis on which your voting or investment power is shared.  Please also note the number of shares pledged as security, if any.

The terms "beneficial" and "beneficially" as applied to an interest in securities describe any interest in the securities in question which entitles you to any of the rights or benefits of ownership, even though you are not the holder or owner of record.  Interests in securities held in an estate, trust, or partnership, or by a nominee, are examples of beneficial interests.  If you have any contract, understanding, relationship, agreement, or other arrangement with any other person with respect to securities, pursuant to which you obtain benefits substantially equivalent to the ownership of securities, you should consider such securities as beneficially owned by you.  For purposes of this questionnaire, you will be regarded as having benefits substantially equivalent to ownership of securities if:

(1)	directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise you have or share

(a)	voting power, which includes the power to vote, or to direct the voting of, the security; or

(b)	investment power, which includes the power to dispose of, or to direct the disposition of, the security;

(2)	you have the right to acquire beneficial ownership of the security, including but not limited to any right to acquire

(a)	through the exercise of any option, warrant, or right;

(b)	through the conversion of a security;

(c)	pursuant to a power to revoke a trust, discretionary account, or similar arrangement; or

(d)	pursuant to the automatic termination of a trust, discretionary account, or similar arrangement; or

(3)	you can apply income from securities to meet expenses which you otherwise would meet from other sources.

You are also considered to be the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement, or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of such security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

The SEC has taken the view that a person may be regarded as the beneficial owner of securities held in the name of the person's spouse, minor children, or other relatives of the person or the person's spouse who share the person's home, if such relationship results in such person obtaining benefits substantially equivalent to ownership of such securities.

Answer:   572,252 shares

2.           Rights to Acquire Beneficial Ownership.  If any security was included in your responses to this section because the beneficial owner (as defined above) had the right to acquire beneficial ownership (whether upon the automatic termination of or pursuant to the power to revoke a trust, discretionary account or similar arrangement), please set forth the affected number of securities and the details concerning the right to acquire beneficial ownership, including exact dates when the right first comes into existence and the number of shares to which the right relates.

Answer:

3.           Disclaiming Beneficial Ownership.  As to any shares included in your responses to this section, if you wish expressly to disclaim beneficial ownership (as defined above) for any purpose, please indicate the number of shares and the reason for disclaiming beneficial ownership, including the name of the actual beneficial owner and the relationship of such person to you.

Answer:

4.           Rights to Vote Additional Shares.  If you have the right to vote shares of the Company which are not set forth above, pursuant to any proxy, contract, arrangement, understanding or relationship, please set forth the affected number of securities and the details concerning the right to vote such additional shares, including the circumstances in which such right applies and the number of shares to which the right relates.

Answer:

The answers I have supplied to the questions in this questionnaire are true, complete, and correct to the best of my knowledge after reasonable inquiry.  I will promptly notify Pam Russo, Secretary of the Company, if any event of which I become aware should occur between now and the 2011 Annual Meeting of Stockholders that would cause my answer to any question to change.

Dated:  August 17, 2011

NOMINATING STOCKHOLDER

/s/ Richard J. Lashley
By: Richard J. Lashley Its:

Address: 2 Trinity Place Warren, NJ 07059

Questionnaire prepared by Briggs and Morgan, Professional Association

Kevin V. Schieffer
5704 S. Prairie View Court
Sioux Falls, SD  57108

Professional Career:

Self employed investor. 2008 – present. Schieffer Consulting, Inc.

President & Chief Executive Officer. 1996-2008. Cedar American Rail Holdings, Inc. (and Dakota, Minnesota & Eastern Railroad Corporation (DM&E) and Iowa, Chicago & Eastern Railroad Corporation (IC&E)).

Owner/Managing Partner. 1993-1996. Schieffer, Cutler & Donahoe Law Firm, LLC.

United States Attorney (District of South Dakota). 1991-1993.

Chief of Staff, U.S. Senator Larry Pressler (R-SD). 1982-1991.

Adjunct Professor of Law, Georgetown University Law Center. 1990-1991.

Education:

Georgetown University Law Center, J.D. 1986.
•	Law Review, Law & Policy in International Business

University of South Dakota, B.A. 1982.
•	Phi Beta Kappa
•	University Scholar

Publications:
“Joint & Several Liability: A Case for Reform,” Denver Univ. Law Review, Vol. 64, No. 4 (1988).

“A Proposal for Universal Telecommunications Service,” UCLA Federal Communications Law Journal, Vol. 40, No. 3 (May 1989).